Exhibit 99.1

PRESS RELEASE
-------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE



              SAND HILL IT SECURITY CORP. ANNOUNCES RESIGNATION OF
                             CHIEF FINANCIAL OFFICER

Menlo Park, CA, January 12, 2005 - Sand Hill IT Security Acquisition Corp. (OTC Bulletin Board: SHQC - News; the "Company") announced today that for personal reasons, Cary M. Grossman has resigned as Chief Financial Officer of the Company effective January 10, 2005. Mr. Grossman will continue to serve as a Director of the Company. The Board of Directors has appointed Keith A. Walz, President, to the additional position of Chief Financial Officer effective January 12, 2005.

About Sand Hill IT Security
---------------------------
Headquartered in Menlo Park, California, Sand Hill IT Security Acquisition Corp. is a newly organized public company focused on IT security. The Company has approximately $22 million in growth capital to be used as all or part of the consideration to complete a business combination with an IT security company. The Company does not currently have any operations. For more information, visit the Company's web site at www.sandhillsecurity.com

This release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. While these statements are made to convey the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Actual Company results may differ materially from those described. The Company's operations and business prospects are always subject to risk and uncertainties, including, without limitation, the lack of an operating history, our ability to consummate a business combination, and rapid technological change. A more extensive listing of risks and factors that may affect the business prospects of the Company and cause actual results to differ materially from those described in the forward-looking statements can be found in the reports and other documents filed by the Company with the Securities and Exchange Commission.

                                       ###

Sand Hill IT Security
Patricia Block
(650) 344-6691
pblock@blockconsulting.net